UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

SCHNEIDER NATIONAL, INC.
 (Exact Name of Registrant as Specified in its Charter)

Wisconsin (State or other jurisdiction of incorporation)	001-38054 Commission File Number)	39-0454912 (IRS Employer Identification No.)
3101 Packerland Drive Green Bay, WI 54313 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (920) 592-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 8.01 – Other Events.

As previously disclosed on the Current Report on Form 8-K filed by the Company on April 12, 2017, on April 5, 2017, Schneider National, Inc., a Wisconsin corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”), and the selling stockholders listed in Schedule I thereto (the “Selling Stockholders”), relating to an underwritten initial public offering of 28,947,000 shares of Class B common stock of the Company, no par value, sold by the Company and the Selling Stockholders. Pursuant to the Underwriting Agreement, the Company granted the Underwriters the option to purchase up to 4,342,000 additional shares of Class B common stock of the Company from the Company (the “Over-Allotment Option”). The Underwriters exercised the Over-Allotment Option to purchase 3,303,000 shares of Class B Common Stock (the “Over-Allotment Shares”) from the Company. The sale of the Over-Allotment Shares closed on May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: May 10, 2017	By:	/s/ Paul J. Kardish
		Name:	Paul J. Kardish
		Title:	Executive Vice President and General Counsel